EXHIBIT 99



FOR IMMEDIATE RELEASE
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Contact:    Thomas B. Doherty
            Kurzweil Applied Intelligence, Inc.
            617-893-5151

               KURZWEIL APPLIED INTELLIGENCE, INC. ANNOUNCES
                       CLOSING OF PRIVATE PLACEMENT

WALTHAM, Mass, August 1, 1996 -- Kurzweil Applied Intelligence, Inc. (NASDAQ:
KURZ) today announced the closing of the sale of 927,500 million shares of its common stock in a private placement at a sale price of $2.00 per share to individual and institutional investors. Net proceeds to the Company are approximately $1.67 million and will be used for working capital and general corporate purposes.

In May 1996, the Company raised approximately $2.37 million, also through a private placement.

Kurzweil Applied Intelligence, Inc., headquartered in Waltham, Mass., was founded in 1982. The Company develops, markets, and supports automated speech recognition systems used to create documents and interact with computers by voice. The Company's medical reporting systems, VoiceMED and Kurzweil Clinical Reporter, are used in over 500 healthcare institutions nationwide; and, Kurzweil VOICE is an easy-to-use voice recognition system for Windows-based PCs.

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This release and other information related to Kurzweil Applied Intelligence,
Inc. can be referenced on the Company's home page on the World Wide Webb at http://www.kurz-ai.com, or by calling 1-800-380-1234.


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